UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 24, 2020 (February 20, 2020)

Viewbix Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Aryeh Shenkar Street, Herzliya, Israel	4672514
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: 1 (855) 879-8439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Appointment of Certain Officers

On February 20, 2020, Mr. Amihay Hadad, Chief Financial Officer and a member of the Board of Directors of Viewbix Inc. (the “Board” and the “Company”, respectively), was appointed by the Board to serve as the Chief Executive Officer of the Company effective immediately. Mr. Hadad will serve in such office until his successor is appointed and qualified, or until his earlier death, retirement, resignation or removal.

Mr. Hadad, aged 42, was appointed on July 25, 2019 by the Board to serve as the Company’s Chief Financial Officer and, thereafter, was appointed as a member of the Board on January 1, 2020. As of January 30, 2020, Mr. Hadad serves as the chief executive officer of Algomizer Ltd., an Israeli company and a controlling stockholder of the Company (“Algomizer”), in addition to his existing role as Algomizer’s chief financial officer. From 2011 until 2018, Mr. Hadad served as the chief financial officer of Yedioth Internet, an Israeli company. Mr. Hadad holds both a BA and an MBA from the College of Management Academic Studies in Rishon LeZion, Israel, and an MA in law from Bar-Ilan University, Israel. Mr. Hadad is also a certified public accountant in Israel.

The selection of Mr. Hadad to the office of Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Hadad and any director or other executive officer of the Company, and there are no related party transactions between the Company and Mr. Hadad reportable under Item 404(a) of Regulation S-K. Furthermore, Mr. Hadad is not receiving any form of compensation for his appointment to and service as the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: February 24, 2020